As filed with the Securities and Exchange Commission on August 21, 2007
Registration No. 333-141672

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RARE Hospitality International, Inc.
(Exact name of Registrant as specified in its charter)

Georgia	58-1498312
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporate or Organization)	Identification No.)
8215 Roswell Road, Bldg. 600
Atlanta, GA 30350
Telephone: (770) 399-9595
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
W. Douglas Benn
Chief Financial Officer
Rare Hospitality International, Inc.
8215 Roswell Road, Bldg. 600
Atlanta, GA 30350
Telephone: (770) 399-9595
(Name, address, including zip code, and telephone number, including area code of agent for service)

With copies to:

Cathy D. Hampton Vice President, General Counsel and Corporate Secretary RARE Hospitality International, Inc. 8215 Roswell Road, Building 600 Atlanta, Georgia 30350 Telephone: (770) 551-5469	Mark F. McElreath Alston & Bird LLP 90 Park Avenue New York, New York 10016 Telephone: (212) 210-9400 Facsimile: (212) 210-9444

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following
box.    ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
     The purpose of this post-effective amendment no. 3 to the registration statement on Form S-3 of RARE Hospitality International, Inc. (Registration No. 333-141672) is to amend the table under the caption “Selling Securityholders” to add the names of selling securityholders who have requested inclusion in the prospectus since March 29, 2007, the date of effectiveness of the registration statement in which the prospectus is contained, or to revise the holdings of the selling securityholders previously disclosed. This information is provided in the prospectus supplement included in this post-effective amendment.

PROSPECTUS SUPPLEMENT NO. 3
(To Prospectus Dated March 29, 2007)
$125,000,000
RARE Hospitality International, Inc.
2.50% Convertible Senior Notes due 2026

     This prospectus supplement updates the prospectus dated March 29, 2007, which prospectus is included in our registration statement on Form S-3 filed with the Securities and Exchange Commission on March 29, 2007. You should read this prospectus supplement in conjunction with the prospectus, and this prospectus supplement is qualified by reference to the prospectus, except to the extent that the information in this prospectus supplement supersedes the information contained in the prospectus. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus, including all amendments and supplements thereto.
     Investing in the notes or our common stock involves risks. You should consider carefully the risk factors beginning on page 5 of the prospectus as well as the risk factors relating to our business that are incorporated by reference in the prospectus before investing in the notes.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is August 21, 2007

     The information appearing under the section entitled “Selling Securityholders” in the prospectus is amended and restated by the information appearing below.
SELLING SECURITYHOLDERS
     The notes were originally issued by us in a private placement and were resold by the initial purchasers thereof to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended. Selling securityholders, including any non-sale transferees, pledges or donees or their successors, may from time to time offer and sell any or all of the notes and common stock into which the notes are convertible pursuant to the prospectus and this prospectus supplement.
     The selling securityholders may offer all, some or none of the notes or common stock into which the notes are convertible. Because the selling securityholders may offer all or some portion of the notes or the common stock, no estimate can be given as to the amount of the notes or the common stock that will be held by the selling securityholders upon termination of any sales.

	Principal				Shares of
	Amount	Number of			Common
	of Notes	Shares of	Conversion	Notes Owned	Stock
	Beneficially	Common Stock	Shares of	After	Owned After
	Owned	Owned Prior	Common Stock	Completion	Completion
	that may be	to this	that may be	of this	of this
Name of Selling Securityholder	Sold	Offering (1) (2)	Sold (2)	Offering (3)	Offering (3)
ACE Tempest Reinsurance Ltd. (17)	$270,000	6,201	6,201	0	0
Alexandra Global Master Fund Ltd.(9)	$20,000,000	459,380	459,380	0	0
Alpine Associates	$5,564,000	127,799	127,799	0	0
Alpine Associates II, LP	$490,000	11,254	11,254	0	0
Alpine Partners, LP	$824,000	18,926	18,926	0	0
Arkansas PERS	$610,000	14,011	14,011	0	0
Basso Fund Ltd.(10)	$150,000	3,445	3,445	0	0
Basso Holdings, Ltd.	$2,190,000	50,302	50,302	0	0
Basso Multi-Strategy Holding Fund Ltd.	$480,000	11,025	11,025	0	0
Boilermakers Blacksmith Pension Trust	$665,000	15,274	15,274	0	0
Calyon S/A	$3,000,000	68,907	68,907	0	0
Canadian Imperial Holdings Inc.	$5,000,000	114,845	114,845	0	0
Chrysler Corporation Master Retirement Trust(17)	$1,210,000	27,792	27,792	0	0
Citadel Equity Fund, Ltd.(13)	$35,500,000	815,399	815,399	0	0
Citigroup Global Markets Inc.	$8,000,000	183,752	183,752	0	0
Columbia Convertible Securities Fund	$2,000,000	45,938	45,938	0	0
Daimler Chrysler Corp EMP#1 Pension Plan DTD 4/1/89	$3,496,000	80,299	80,299	0	0
Delaware Public Employees Retirement System(17)	$685,000	15,733	15,733	0	0
Delta Airlines Master Trust	$145,000	3,330	3,330	0	0
Delta Air Lines Master Trust – CV(17)	$210,000	4,823	4,823	0	0

	Principal				Shares of
	Amount	Number of			Common
	of Notes	Shares of	Conversion	Notes Owned	Stock
	Beneficially	Common Stock	Shares of	After	Owned After
	Owned	Owned Prior	Common Stock	Completion	Completion
	that may be	to this	that may be	of this	of this
Name of Selling Securityholder	Sold	Offering (1) (2)	Sold (2)	Offering (3)	Offering (3)
Delta Pilots Disability & Survivorship Trust – CV(17)	$145,000	3,330	3,330	0	0
Five Sticks, LP(14)	$180,000	4,134	4,134	0	0
FPL Group Employees Pension Plan	$270,000	6,201	6,201	0	0
F.M. Kirby Foundation, Inc. (17)	$215,000	4,938	4,938	0	0
Franklin and Marshall College	$84,000	1,929	1,929	0	0
Froley Revy Alternatives Strategies	$300,000	6,890	6,890	0	0
GLG Market Neutral Fund(6)	$10,000,000	229,690	229,690	0	0
Good Steward Trading Co., SPC Class F	$122,000	2,802	2,802	0	0
HFR CA Select Master Trust Fund	$700,000	16,078	16,078	0	0
Highbridge Convertible Arbitrage Master Fund LP(7)	$3,950,000	90,727	90,727	0	0
Highbridge International LLC(8)	$15,550,000	357,167	357,167	0	0
Institutional Benchmark Series (Master Feeder) Limited in Respect of Electra Series c/o Quattro Fund	$350,000	8,039	8,039	0	0
Institutional Benchmarks Series (Master Feeder) Ltd.	$1,300,000	29,859	29,859	0	0
International Truck & Engine Corporation Non-Contributory Retirement Plan Trust(17)	$120,000	2,756	2,756	0	0
International Truck & Engine Corporation Retiree Health Benefit Trust(17)	$70,000	1,607	1,607	0	0
International Truck & Engine Corporation Retirement Plan for Salaried Employees Trust(17)	$65,000	1,492	1,492	0	0
KBC Financial Products USA Inc.(15)	$3,750,000	86,133	86,133	0	0
Linden Capital LP	$4,000,000	91,876	91,876	0	0
Microsoft Capital Group, LP(17)	$120,000	2,756	2,756	0	0
National Railroad Retirement Investment Trust(17)	$1,010,000	23,198	23,198	0	0
Nuveen Preferred and Convertible Fund JQC	$2,595,000	59,604	59,604	0	0
Nuveen Preferred and Convertible Income Fund JPC	$1,835,000	42,148	42,148	0	0
OCM Global Convertible Securities Fund(17)	$130,000	2,985	2,985	0	0
OCM Convertible Trust(17)	$370,000	8,498	8,498	0	0
Partner Reinsurance Company Ltd. (17)	$265,000	6,086	6,086	0	0
Partners Group Alternative Strategies PCC Limited, Red Delta Cell c/o Quattro Fund	$500,000	11,484	11,484	0	0

	Principal				Shares of
	Amount	Number of			Common
	of Notes	Shares of	Conversion	Notes Owned	Stock
	Beneficially	Common Stock	Shares of	After	Owned After
	Owned	Owned Prior	Common Stock	Completion	Completion
	that may be	to this	that may be	of this	of this
Name of Selling Securityholder	Sold	Offering (1) (2)	Sold (2)	Offering (3)	Offering (3)
Quattro Fund Ltd.	$3,800,000	87,282	87,282	0	0
Quattro Multistrategy Masterfund LP	$350,000	8,039	8,039	0	0
Qwest Occupational Health Trust(17)	$85,000	1,952	1,952	0	0
Qwest Pension Trust(17)	$685,000	15,733	15,733	0	0
Radcliffe SPC, Ltd. for and on behalf of the Class A Segregated Portfolio (18)	$3,000,000	68,907	68,907	0	0
Rampart Enhanced Convertible Divestors, LLC	$626,000	14,378	14,378	0	0
RBC Capital Markets	$4,000,000	91,876	91,876	0	0
San Diego County Employees’ Retirement Association	$1,800,000	41,344	41,344	0	0
Silvercreek Limited Partnership	$9,000,000	206,721	206,721	0	0
Silvercreek II Limited	$6,000,000	137,814	137,814	0	0
State of Oregon Equity	$1,745,000	40,080	40,080	0	0
Trust for the Defined Benefit Plans of ICI American Holdings, Inc. (17)	$195,000	4,478	4,478	0	0
UnumProvident Corporation(17)	$175,000	4,019	4,019	0	0
Vanguard Convertible Securities Fund, Inc.(17)	$2,210,000	50,761	50,761	0	0
Vicis Capital Master Fund(16)	$6,000,000	137,814	137,814	0	0
Virginia Retirement System(17)	$960,000	22,050	22,050	0	0
Wachovia Capital Markets LLC	$4,500,000	103,360	103,360	0	0
Zazove Convertible Arbitrage Fund L.P.	$3,100,000	71,203	71,203	0	0
Zazove Hedged Convertible Fund, L.P.	$2,600,000	59,719	59,719	0	0

Total(4)	$189,316,000	4,348,372	4,348,372 (5)	0	0

(1)	Includes common stock into which the notes are convertible.

(2)	Assumes conversion of the notes into shares of common stock at a conversion rate of 22.9690 shares of common stock per each $1,000 principal amount of notes. The conversion rate and the number of shares of common stock issuable upon conversion of the notes is subject to adjustment under certain circumstances. See “Description of Notes — Conversion Rights” in the prospectus. Accordingly, the number of shares of common stock issuable upon conversion of the notes may increase or decrease from time to time.

(3)	We do not know when or in what amounts a selling securityholder may offer the notes or shares of common stock for sale. The selling securityholders might not sell any or all of the notes or shares of common stock offered by the prospectus and this prospectus supplement. Because the selling securityholders may offer all or some of the notes or shares of common stock pursuant to the prospectus and this prospectus supplement, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the notes or shares of common stock, we cannot estimate the number of the notes or shares of common stock that will be held by the selling securityholders after completion of this offering. However, for purposes of this table, we have assumed that, after completion of the offering pursuant to the prospectus and this prospectus supplement, none of the notes or shares of common stock covered by the prospectus and this prospectus supplement will be held by the selling securityholders.

(4)	Information about additional selling securityholders will be set forth in further amendments to the registration statement of which this prospectus supplement is a part or in post-effective amendments to the prospectus before those securityholders make any offers or sales pursuant to the prospectus and this prospectus supplement. We have assumed that any other selling securityholders, or any non-sale future transferee, pledge, donee or successor of any such other selling securityholders, do not beneficially own any shares of our common stock other than the shares of common stock issuable upon conversion of the notes. The information included with respect to each selling securityholder included in this table, and the aggregate principal amount of notes owned by each selling securityholder, have been so included in reliance on information provided to us by such selling securityholder. We have received questionnaires from selling securityholders representing notes in an aggregate principal amount in excess of the amount that we issued in the private placement. We cannot verify whether any questionnaires were received from selling securityholders who have subsequently sold their notes, and therefore have included in the table all selling securityholders from whom we received questionnaires.

(5)	We will issue cash for all fractional shares of common stock based on the closing sale price of the common stock on the trading day immediately preceding the conversion date.

(6)	GLG Market Neutral Fund is a publicly owned company listed on the Irish Stock Exchange. GLG Partners LP, an English limited partnership, acts as the investment manager of the fund and has voting and dispositive power over the securities held by the fund. The general partner of GLG Partners LP is GLG Partners Limited, an English limited company. The shareholders of GLG Partners Limited are Noam Gottesman, Pierre Lagrange, Jonathan Green, Philippe Jabre and Lehman Brothers (Cayman) Limited, a subsidiary of Lehman Brothers Holdings, Inc., a publicly-held entity. The managing directors of GLG Partners Limited are Noam Gottesman, Pierre Lagrange and Emmanual Roman and, as a result, each has voting and dispositive power over the securities held by the fund. GLG Partners LP, GLG Partners Limited, Noam Gottesman, Pierre Lagrange and Emmanual Roman disclaim beneficial ownership of the securities held by the fund, except for their pecuniary interest therein.

(7)	Highbridge Capital Management, LLC is the trading manager of Highbridge Convertible Arbitrage Master Fund LP and has voting control and investment discretion over the securities held by Highbridge Convertible Arbitrage Master Fund LP. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting control and investment discretion over the securities held by Highbridge Convertible Master Fund LP. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Highbridge Convertible Arbitrage Master Fund LP.

(8)	Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC and has voting control and investment discretion over the securities held by Highbridge International LLC. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting control and investment discretion over the securities held by Highbridge International LLC. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Highbridge International LLC.

(9)	Alexandra Investment Management, LLC, a Delaware limited liability company (“Alexandra”), serves as investment adviser to Alexandra Global Master Fund Ltd. (beneficial owner). By reason of such relationship, Alexandra may be deemed to share dispositive power or investment control over the shares of common stock stated as beneficially owned by Alexandra Global Master Fund Ltd. Alexandra disclaims beneficial ownership of such shares of common stock. Mikhail A. Filimonov (“Fliimonov”) is a managing member of Alexandra. By reason of such relationship, Filimonov may be deemed to share dispositive power or investment control over the shares of common stock stated as beneficially owned by Alexandra Global Master Fund Ltd. Filimonov disclaims beneficial ownership of such shares of common stock.

(10)	Basso Capital Management, L.P. (“Basso”) is the Investment Manager to Basso Fund Ltd. Howard Fischer is a managing member of Basso GP LLC, the General Partner of Basso. Mr. Fischer has ultimate responsibility for trading with respect to Basso Fund Ltd. Mr. Fischer disclaims ultimate beneficial ownership of the shares.

(11)	Basso is the Investment Manager to Basso Holdings Ltd. Howard Fischer is a managing member of Basso GP LLC, the General Partner of Basso. Mr. Fischer has ultimate responsibility for trading with respect to Basso Holdings Ltd. Mr. Fischer disclaims ultimate beneficial ownership of the shares.

(12)	Basso is the Investment Manager to Basso Multi-Strategy Holding Fund Ltd. Howard Fischer is a managing member of Basso GP LLC, the General Partner of Basso. Mr. Fischer has ultimate responsibility for trading with respect to Basso Multi-Strategy Holding Fund Ltd. Mr. Fischer disclaims ultimate beneficial ownership of the shares.

(13)	Citadel Limited Partnership (“CLP”) is the trading manager of Citadel Equity Fund Ltd., and consequently has investment discretion over securities held by Citadel Equity Fund Ltd. Citadel Investment Group, LLC (“CIG”) controls CLP. Kenneth C. Griffin controls CIG and therefore has ultimate investment discretion over securities held by Citadel Equity Fund Ltd. CLP, CIG, and Mr. Griffin each disclaim beneficial ownership of the shares held by Citadel Equity Fund Ltd.

(14)	Basso is the Investment Manager to Five Sticks, L.P. Howard Fischer is a managing member of Basso GP LLC, the General Partner of Basso. Mr. Fischer has ultimate responsibility for trading with respect to Five Sticks, L.P. Mr. Fischer disclaims ultimate beneficial ownership of the shares.

(15)	KBC Financial Products USA Inc. is a direct wholly-owned subsidiary of KBC Financial Holdings, Inc., which in turn is a direct wholly-owned subsidiary of KBC Bank N.V., which is turn is a direct wholly-owned subsidiary of KBC Group N.V., a publicly traded entity.

(16)	Vicis Capital LLC is the investment manager of Vicis Capital Master Fund. Shad Stastney, John Succo and Sky Lucas control Vicis Capital LLC equally, but disclaim individual ownership of the shares.

(17)	Oaktreee Capital Management LLC is the investment manager of the Selling Securityholder with respect to the aggregate principal amount of securities listed herein. It does not own any equity interest in such Selling Securityholder, but has voting and dispositive power over the aggregate principal amount of the securities listed next to such Selling Securityholder’s name. Lawrence Keele is a principal of Oaktree Capital Management LLC and is the portfolio manager for the Selling Securityholder. Mr. Keele, Oaktree Capital Management LLC and all employees and members of Oaktree Capital Management LLC disclaim beneficial ownership of the shares held by the Selling Securityholder, except for their pecuniary interest therein.

(18)	Pursuant to an investment management agreement, RG Capital Management, L.P. (“RG Capital”) serves as the investment manager of Radcliffe SPC, Ltd.’s Class A Segregated Portfolio. RGC Management Company, LLC (“Management”) is the general partner of RG Capital. Steve Katznelson and Gerald Stahlecker serve as the managing members of Management. Each of RG Capital, Management and Messrs. Katznelson and Stahlecker disclaims beneficial ownership of the Class A Segregated Portfolio.

$125,000,000
2.50% Convertible Senior Notes due 2026

PROSPECTUS SUPPLEMENT
August 21, 2007
PROSPECTUS
March 29, 2007

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution

Securities and Exchange Commission Registration Fee*	$3,837.50
Accounting Fees and Expenses	12,000.00
Legal Fees and Expenses	15,000.00
Printing Expenses	5,000.00
Miscellaneous Expenses	$2,000.00

Total	$37,837.50
* Previously paid with filing of initial registration statement.
     The foregoing items payable by the Registrant in connection with the registration and issuance of the securities being registered hereunder, except for the Securities and Exchange Commission registration fee, are estimated. We will pay all of the above expenses.
Item 15. Indemnification of Directors and Officers
     Article IX of the Registrant’s By-laws, as amended (“Article IX”), provides that the Registrant is required to indemnify and hold harmless any individual who is made a party to a threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, because he is or was a director or officer against liability incurred in the proceeding if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the Registrant and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A person’s conduct with respect to an employee benefit plan for a purpose he believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement for indemnification.
     The Registrant shall not indemnify a person under Article IX in connection with (i) a proceeding by or in the right of the Registrant in which such person was adjudged liable to the Registrant, unless, and then only to the extent that a court of competent jurisdiction acting pursuant to Article IX or Section 14-2-854 of the Georgia Business Corporation Code, determines that, in view of the circumstances of the case, the indemnitee is fairly and reasonably entitled to indemnification, or (ii) any proceeding in which such person was adjudged liable on the basis that he improperly received a personal benefit, unless, and then only to the extent that, a court of competent jurisdiction acting pursuant to Article IX or Section 14-2-854 of the Georgia Business Corporation Code determines that, in view of the circumstances of the case, such person is fairly and reasonably entitled to indemnification.
     Indemnification permitted under Article IX in connection with a proceeding by or in the right of the Registrant shall include reasonable expenses, penalties, fines (including an excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement in connection with the proceeding, but, unless ordered by a court, shall not include judgments.
     Regardless of whether a proposed indemnitee has met the applicable standard of conduct set forth in Article IX, the Registrant shall not indemnify a person under Article IX for any liability incurred in a proceeding in which the person is adjudged liable to the Registrant or is subjected to injunctive relief in favor of the Registrant:
(i)	for any appropriation, in violation of his duties, of any business opportunity of the Registrant;

(ii)	for acts or omissions which involve intentional misconduct or a knowing violation of law;

(iii)	for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code; or for any transaction from which he received an improper personal benefit.

Item 16. Exhibits
     The following exhibits are filed as part of this post-effective amendment no. 3 to the registration statement.

Exhibit
Number	Description

4.1	Indenture, dated as of November 22, 2006, between RARE Hospitality International, Inc. and The Bank of New York Trust Company, N.A., as Trustee (relating to RARE’s $125,000,000 of 2.50% Convertible Senior Notes due November 15, 2026) (incorporated by reference from Exhibit 4.1 to the current report on Form 8-K filed by RARE Hospitality International, Inc. on November 24, 2006)

4.2	Registration Rights Agreement, dated as of November 22, 2006, between RARE Hospitality International, Inc. and Wachovia Capital Markets, LLC, as representative of the initial Purchasers named in the Purchase Agreement dated November 16, 2006 (incorporated by reference from Exhibit 4.2 to the current report on Form 8-K filed by RARE Hospitality International, Inc. on November 24, 2006)

4.3	Form of 2.50% Convertible Senior Note due November 15, 2026 (included in Exhibit 4.1)

5.1	Opinion of Alston & Bird LLP regarding legality of the Securities (previously provided with the Registrant’s registration statement on Form S-3 filed with the SEC on March 29, 2007)

12	Statement of the Computation of the Ratio of Earnings to Fixed Charges (incorporated by reference from Exhibit 12.1 to the annual report on Form 10-K filed by RARE Hospitality International, Inc. on March 1, 2007)

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm (previously provided with the Registrant’s registration statement on Form S-3 filed with the SEC on March 29, 2007)

25.1	Statement of Eligibility of Trustee on Form T-1 (previously provided with the Registrant’s registration statement on Form S-3 filed with the SEC on March 29, 2007)
Item 17. Undertakings
A. Rule 415 Offering
     The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of Securities offered (if the total dollar value of Securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
B. Subsequent Documents Incorporated By Reference
     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.
C. Indemnification of Officers, Directors and Controlling Persons
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment no. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 21, 2007.

RARE HOSPITALITY INTERNATIONAL, INC.

By:	/s/ W. Douglas Benn

W. Douglas Benn Executive Vice President and Chief Financial Officer
     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 3 to the registration statement has been signed by the following persons in the capacities indicated on August 21, 2007:

Name	Title

* Philip J. Hickey, Jr.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ W. Douglas Benn W. Douglas Benn	Executive Vice President, Finance and Chief Financial Officer
* Benjamin A. Waites	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)
* Roger L. Boeve	Director
* Carolyn H. Byrd	Director
* Don L. Chapman	Director
* James D. Dixon	Director
* Dick R. Holbrook	Director
* Lewis H. Jordan	Director
* Eugene I. Lee, Jr.	President, Chief Operating Officer and Director
* Ronald W. San Martin	Director

* By:	/s/ W. Douglas Benn

W. Douglas Benn Attorney-in-Fact